SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2009

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code   972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 — Registrant’s Business Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2009, the Registrant entered into an Accession Agreement with Regions Bank, under which Regions Bank became a party to the Registrant’s unsecured, three-year credit agreement dated February 27, 2009 (“Credit Agreement”) with  JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities, Inc. and Banc of America Securities LLC, as joint lead arrangers and bookrunners, Bank of America, N.A., as sole syndication agent, and Compass Bank and Wells Fargo Bank, National Association, as co-documentation agents.    The Credit Agreement is more specifically described in Item 1.01 of the Current Report on Form 8-K, dated Februrary 27, 2009, which description is incorporated by reference in this Item 1.01.   Regions Bank agreed to a commitment of $35 million.  As a result of the Accession Agreement and Regions Bank’s commitment, the maximum borrowing limit under the Credit Agreement increased to $250 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: June 26, 2009	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer